UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2020

Data Vision, Inc.

 (Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-226073

(Commission File Number)

81-506570

 (IRS Employer Identification No.)

18124 Wedge Parkway, Suite 1050

Reno, Nevada 89511

(Address of principal executive offices) (Zip Code)

(888) 269-3271

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Review.

On May 12, 2020, our Chief Executive Officer determined that it is necessary to restate our audited financial statements within the Annual Report on Form 10-K for the year ended December 31, 2019 filed on May 8, 2020 as it did not include our auditor report and certain revisions.

We will include any restated financial information as amendment to our Annual Report on Form 10-K for the year ended December 31, 2019, which we intend to file as soon as practicable.  As a result of the restatement adjustments, the 2019 Financial Statements as previously filed should no longer be relied upon.

These errors and revisions have been discussed with Prager Metis CPAs, LLC, our independent registered public accountants. A copy of the disclosures made herein were provided to Prager Metis CPAs, LLC to review the disclosures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATA VISION, INC.

Date: May 12, 2020	By:	/s/ Xinwei Zhang
		Name:	Xinwei Zhang
		Title:	President and Chief Executive Officer